Acceleron Pharma Outlines Corporate Objectives for 2015
– Phase 3 Clinical Trials in both MDS and Beta-Thalassemia Planned for 2015 –
Cambridge, Mass. – January 12, 2015 – Acceleron Pharma Inc. (NASDAQ: XLRN), a biopharmaceutical company focused on the discovery, development and commercialization of novel protein therapeutics for cancer and rare diseases, today announced its major corporate research and development objectives for 2015. Acceleron has four internally discovered and developed investigational protein therapeutics in human clinical trials and expects all four molecules to be in either phase 2 or phase 3 clinical trials by the end of 2015.
“Acceleron is pioneering the discovery and development of protein therapeutics that unlock the body’s ability to build and repair cells and tissues, and we look forward to advancing all four of our innovative protein therapeutics into mid- and late-stage clinical trials this year,” said John Knopf, Ph.D., Chief Executive Officer of Acceleron.

The major research and development objectives are highlighted below:

Sotatercept and Luspatercept in Rare Blood Disorders

•	Complete phase 2 clinical trials of luspatercept and sotatercept in MDS and beta-thalassemia

•	Finalize phase 3 clinical development plans with health authorities for MDS and beta-thalassemia

•	Initiate phase 3 clinical trials in MDS

•	Initiate phase 3 clinical trials in beta-thalassemia
Sotatercept in End-stage Renal Disease

•	Initiate randomized, controlled stage of phase 2b clinical trial of sotatercept in end-stage renal disease patients
Dalantercept in Advanced Cancers

•	Announce top line data from phase 2 trial of dalantercept with axitinib in renal cell carcinoma

•	Demonstrate safety of combination of dalantercept and sorafenib in hepatocellular carcinoma
ACE-083 in Muscle Disorders

•	Initiate phase 2 trial with novel muscle agent ACE-083
Pipeline Expansion

•	Conduct IND-enabling work to advance at least one new protein therapeutic to the clinic in 2016

A slide presentation describing these research and development goals and other information is available on the "Events and Presentations" page in the Investors & Media section on the Company's website (http://investor.acceleronpharma.com/events.cfm)

About Acceleron

Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel protein therapeutics for cancer and rare diseases. The company is a leader in understanding the biology of the Transforming Growth Factor-Beta (TGF-β) protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical protein therapeutic candidates with novel mechanisms of action. These protein therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.

For more information, please visit www.acceleronpharma.com.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including sotatercept, luspatercept, dalantercept, or ACE-083 and the Company’s TGF-β superfamily program generally, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the Company will not achieve one or more, or any, of the research and development objectives highlighted above, that the Company’s cash position will be insufficient to fund operations into the second half of 2017, that preclinical testing of the Company’s compounds and preliminary data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, that the Company may be delayed in initiating or completing any clinical trials, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 17, 2014, and other filings that the Company may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Acceleron Pharma

CONTACT:

Acceleron Pharma Inc.
Kevin F. McLaughlin
Senior Vice President and Chief Financial Officer
617-649-9204

Media contact:
Maureen L. Suda
Suda Communications LLC
585-387-9248
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